Exhibit 10.1

AJB CAPITAL INVESTMENTS November 3, 2026 Re: XNDA Loan Extensions Dear Imran, As discussed, AJB Capital Investments agrees to extend the maturity dates of all loans to XNDA to March 30, 2027. All other representations and warranties remain in full force and effect. Sincerely, AJB Capital Investm ೦ n ೦ / ೦ S - - ض 41 ೦ fa$'1 ೦ 0